EXHIBIT 21.1

List of Subsidiaries of Mid-America Apartment Communities, Inc.

Alabama

CPSI, LLC

Colonial/DPL JV, LLC

CPSI-UCO Spanish Oaks, LLC

CPSI-UCO, LLC

Forty Seven Canal Place, LLC

Highway 31 Alabaster Two, LLC

Highway 31 Alabaster, LLC

Delaware

1499 Massachusetts Avenue, Inc.

1499 Massachusetts Holding, LLC

Brighton Apartments, LLC

CC Daybreak, LLC

CC Val Vista, LLC

CC West Midtown, LLC

CMS/Colonial Multifamily Canyon Creek JV, LP

Colonial Commercial Contracting, LLC

Colonial Construction Services, LLC

Colonial Office Holdings LLC

Colonial Multifamily Canyon Creek GP, LLC

CP D'Iberville JV, LLC

CPSI Mizner, LLC

CRLP Huntsville TIC Investor I LLC

CRLP Huntsville TIC Investor II LLC

CRLP Huntsville TIC Investor III LLC

Heathrow 4, LLC

MAA Alloy, LLC

MAA Arkansas REIT, LLC

MAA Holdings, LLC

MAA WWARRS, LLC

Midtown Phoenix 2018, LLC

Montecito Mizner, LLC

P/C First Avenue, LLC

Post Carlyle II, LLC

Sand Lake 2019, LLC

Stone Ranch at Westover Hills, LLC

Florida

MAA Westshore Exchange LLC

Georgia

3630 South Tower Residential, LLC

98 San Jac Holdings, LLC

Carlyle Condominium Development, LLC

Clyde Lane Condominium Development, LLC

Merritt at Godley Station, LLC

PAH Lender, LLC

Park Land Development, LLC

PBP Apartments, LLC

PF Apartments, LLC

PL Conservation, LLC

Post 1499 Massachusetts, LLC

Post Alexander II, LLC

Post Asset Management, Inc.

Post Carlyle I, LLC

Post Centennial Park, LLC

Post Corners, LLC

Post Denver Investor, LLC

Post Galleria, LLC

Post Hyde Park, LLC

Post Midtown Atlanta, LLC

Post Midtown Square GP, LLC

Post Midtown Square, L.P.

Post Park, LLC

Post Park Development, LLC

Post Parkside at Wade II GP, LLC

Post Parkside at Wade II, L.P.

Post Services, LLC

Post South End GP, LLC

Post South End, L.P.

Post Wade Tract M-2, L.P.

Rise Condominium Development, LLC

Rocky Point Management, LLC

Spring Land, LLC

North Carolina

MAA LoSo Exchange, LLC

Midtown Redevelopment Partners, LLC

Tennessee

Brighter View Insurance Company, LLC

Mid-America Apartments, L.P.

Texas

Akard-McKinney Investment Company, LLC

MAA of Copper Ridge, Inc.